Exhibit 99.1

NEWS RELEASE

CONTACT:

Jason Korstange

(952) 745-2755
www.tcfexpress.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports First Quarter Earnings and EPS ($.45)

FIRST QUARTER HIGHLIGHTS

•                  Diluted earnings per share of 45 cents

•                  Net income of $58.2 million

•                  Return on average assets of 1.71 percent

•                  Return on average common equity of 23.82 percent

•                  Average Power Assets® increased $1.1 billion, or 13.1 percent

•                  Average Power Liabilities® increased $1.1 billion, or 13.1 percent

•                  Increased checking accounts by 25,922, or 6.5 percent (annualized), to 1,629,095

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months
	Ended March 31,
	2006	2005	Change
Net income	$58,222	$63,465	(8.3)%
Diluted earnings per common share	.45	.47	(4.3)

Financial Ratios (1)
Return on average assets	1.71%	2.03%
Return on average common equity	23.82	27.18
Net interest margin	4.25	4.56
Net charge-offs (recoveries) as a percentage of average loans and leases	.10	(.02)

(1) Annualized.

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WAYZATA, MN, April 19, 2006 — TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per share of 45 cents for the first quarter of 2006, compared with 47 cents for the same 2005 period.  Net income for the first quarter of 2006 was $58.2 million, compared with $63.5 million for the same 2005 period.  The 2005 first quarter included $10.9 million in gains on asset sales and a $3.3 million commercial business loan recovery for a combined after-tax impact of seven cents per diluted share.  The first quarter of 2006 includes $4.5 million in net gains on sales of assets, including a $1.6 million net gain on the sale of mortgage servicing rights for a combined after-tax impact of two cents per diluted share.

For the first quarter of 2006, return on average assets (“ROA”) was 1.71 percent and return on average common equity (“ROE”) was 23.82 percent, compared with 2.03 percent and 27.18 percent, respectively, for the first quarter of 2005.

Chief Executive Officer’s Statement

“We achieved strong growth in the first quarter in Power Assets and Power Liabilities and we also saw improvement in net checking account growth,” said Lynn A. Nagorske, Chief Executive Officer.  “Although our business fundamentals continued to show strong performance, the 2006 first quarter included lower gains on asset sales and the 2005 first quarter included a commercial business loan recovery which did not recur,” said Nagorske.

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Total Revenue

	Three Months
($ in thousands)	Ended March 31,		Change
	2006	2005	$	%

Net interest income	$131,168	$129,053	$2,115	1.6%
Fees and other revenue:
Fees and service charges	61,555	57,938	3,617	6.2
Card revenue	21,262	17,642	3,620	20.5
ATM revenue	9,099	9,732	(633)	(6.5)
Investments and insurance	2,488	2,853	(365)	(12.8)
Total banking fees and other revenue	94,404	88,165	6,239	7.1
Leasing and equipment finance	11,915	10,693	1,222	11.4
Other	11,180	7,957	3,223	40.5
Total fees and other revenue	117,499	106,815	10,684	10.0
Gains on sales of securities	-	5,239	(5,239)	(100.0)
Total non-interest income	117,499	112,054	5,445	4.9
Total revenue	$248,667	$241,107	$7,560	3.1

Net interest margin (1)	4.25%	4.56%
Fees and other revenue as a % of:
Total revenue	47.25	44.30
Average assets (1)	3.45	3.42

(1) Annualized.

Net Interest Income

TCF’s net interest income in the first quarter of 2006 was $131.2 million, up $2.1 million, or 1.6 percent, from the first quarter of 2005 and up $1.9 million, or 1.5 percent, from the fourth quarter of 2005.  Net interest margin in the first quarter of 2006 was 4.25 percent, compared with 4.56 percent for the first quarter of 2005 and 4.31 percent for the fourth quarter of 2005.  The increase in net interest income from the first quarter of 2005 was primarily driven by increases in average Power Assets and Power Liabilities, partially offset by higher funding costs and the effects of a flattening yield curve.

The increase in net interest income from the fourth quarter of 2005 was primarily due to a $513 million, or 4.3 percent, increase in average interest-earning assets and the net benefit of the increases in short-term interest rates, partially offset by two fewer days in the first quarter of 2006 and the six basis point reduction in net interest margin.  This decrease in net interest margin was primarily due to the continued customer preference for lower-yielding fixed-rate consumer loans, the impact of the stock repurchase program and the impact of the mortgage-backed securities purchased in the fourth quarter of 2005 and the

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first quarter of 2006, partially offset by the net favorable impact of the repricing of variable-rate assets and liabilities.

Non-interest Income

Total non-interest income was $117.5 million for the first quarter of 2006, up $5.4 million, or 4.9 percent, from the same period of 2005.

Banking fees and service charges increased 6.2 percent from the first quarter of 2005.  Card revenues totaled $21.3 million for the first quarter of 2006, up 20.5 percent over the same period in 2005.  The increase in card revenues was primarily attributable to an increase in active accounts and customer transaction volumes.

Leasing and equipment finance revenues were $11.9 million for the first quarter of 2006, up $1.2 million, or 11.4 percent, from the 2005 first quarter, primarily due to higher operating lease revenues.

Other revenue increased $3.2 million to $11.2 million from the first quarter of 2005.  During the first quarter of 2006, TCF sold its entire remaining third-party mortgage servicing rights for a gain of $2.3 million ($1.6 million net of related expenses).  The increase in other revenue also includes a $2.3 million increase in gains on the sales of education loans, partially offset by a $2.8 million decrease in gains on sales of branch and office buildings.

During the 2005 first quarter, TCF sold $466 million of mortgage-backed securities and realized gains of $5.2 million.  No such sales or gains occurred in the first quarter of 2006.

New Branch Expansion

TCF opened one new supermarket branch during the first quarter of 2006 and closed two traditional branches.  TCF has now opened 130 new branches since January 2001, representing 29 percent of TCF’s 452 total branches.  TCF plans to open a total of 25 new branches in 2006, consisting of 16 traditional branches, seven supermarket branches and two campus branches.

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	March 31,	December 31,	December 31,
(# of branches)	2006	2005	2000

Total Branches
Minnesota	105	105	84
Illinois	202	202	167
Wisconsin	35	35	32
Michigan	62	63	56
Colorado	42	42	12
Indiana	6	6	1
	452	453	352

New Branches*
Traditional	68	68
Supermarket	59	58
Campus	3	3
Total	130	129
% of Total Branches	29%	28%

* New branches opened since January 1, 2001.

Additional information regarding the results of TCF’s new branches opened since January 1, 2001 is summarized as follows:

	At or For the Three Months Ended
	March 31,
($ in thousands)	2006	2005	Change	% Change

Number of checking accounts	232,864	171,694	61,170	35.6%
Average deposits:
Checking	$337,414	$261,110	$76,304	29.2
Savings	285,871	151,824	134,047	88.3
Money market	31,221	15,504	15,717	101.4
Subtotal	654,506	428,438	226,068	52.8
Certificates of deposit	339,172	107,625	231,547	N.M.
Total deposits	$993,678	$536,063	$457,615	85.4

Total fees and other revenue
(quarter ended)	$15,378	$10,902	$4,476	41.1

N.M. Not Meaningful.

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Power Assets®

Average Power Assets increased $1.1 billion, or 13.1 percent, in the first quarter of 2006.  TCF’s leasing businesses reported $250.6 million of originations and continued to grow the backlog of pending transactions, now at $294.1 million.

	Average Balances for the
	Three Months Ended March 31,		Change
($ in thousands)	2006	2005	$	%
Loans and leases*:
Consumer home equity and other:
Home equity:
First mortgage lien	$3,409,051	$2,951,677	$457,374	15.5%
Junior lien	1,806,666	1,505,216	301,450	20.0
Total consumer home equity	5,215,717	4,456,893	758,824	17.0
Other	34,833	36,046	(1,213)	(3.4)
Total consumer home equity and other	5,250,550	4,492,939	757,611	16.9
Commercial real estate	2,329,579	2,168,336	161,243	7.4
Commercial business	449,364	407,523	41,841	10.3
Leasing and equipment finance	1,533,034	1,389,541	143,493	10.3
Power Assets	$9,562,527	$8,458,339	$1,104,188	13.1

 *Excludes residential real estate loans, loans held for sale and operating leases.

Power Liabilities®

Average Power Liabilities totaled $9.2 billion for the first quarter of 2006, with an average interest rate of 1.76 percent, as compared with .80 percent in the same 2005 period.  Average Power Liabilities increased $1.1 billion, or 13.1 percent, from the first quarter of 2005, primarily driven by increases in Premier Checking, Premier Savings and certificates of deposit, partially offset by declines in other lower-cost interest-bearing checking and savings.  The total number of checking accounts was 1,629,095 at March 31, 2006, up 70,188 accounts, or 4.5 percent, from March 31, 2005 and up 25,922 accounts, or 6.5 percent (annualized) from December 31, 2005.

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	Average Balances for the
	Three Months Ended March 31,
($ in thousands)	2006	2005	Change	% Change
Non-interest bearing deposits:
Retail	$1,554,008	$1,571,741	$(17,733)	(1.1)%
Small business	590,240	547,060	43,180	7.9
Commercial and custodial	282,408	313,634	(31,226)	(10.0)
Total non-interest bearing deposits	2,426,656	2,432,435	(5,779)	(0.2)
Interest-bearing deposits:
Premier checking	938,055	459,385	478,670	104.2
Other checking	909,960	1,089,541	(179,581)	(16.5)
Subtotal	1,848,015	1,548,926	299,089	19.3
Premier savings	780,046	281,529	498,517	177.1
Other savings	1,440,818	1,606,560	(165,742)	(10.3)
Subtotal	2,220,864	1,888,089	332,775	17.6
Money market	669,602	647,197	22,405	3.5
Subtotal	4,738,481	4,084,212	654,269	16.0
Certificates of deposit	2,005,639	1,592,682	412,957	25.9
Total interest-bearing deposits	6,744,120	5,676,894	1,067,226	18.8
Power Liabilities	$9,170,776	$8,109,329	$1,061,447	13.1

Number of checking accounts, period-end	1,629,095	1,558,907	70,188	4.5

Securities Available for Sale and Residential Real Estate Loans

Average balances of securities available for sale (consisting primarily of mortgage-backed securities) and residential real estate loans totaled $2.5 billion for the first quarter of 2006, a decrease of $114.8 million from the first quarter of 2005.  TCF purchased $245.5 million of mortgage-backed securities in the first quarter of 2006, compared with $703.6 million in the first quarter of 2005.  At March 31, 2006, the unrealized pre-tax loss on TCF’s securities available for sale portfolio was $58.9 million.

	Average Balances for the
	Three Months Ended March 31,		Change
($ in thousands)	2006	2005	$	%
Securities available for sale	$1,781,586	$1,663,412	$118,174	7.1%
Residential real estate loans	751,782	984,764	(232,982)	(23.7)
Total	$2,533,368	$2,648,176	$(114,808)	(4.3)

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Non-interest Expense

Non-interest expense totaled $159.9 million for the first quarter of 2006, up $11.9 million, or 8 percent, from $148 million for the first quarter of 2005, primarily due to a $5 million increase related to branch expansion, a $1.7 million increase in operating lease depreciation and $700 thousand in expenses related to the sale of mortgage servicing rights.

Compensation and employee benefits increased $4.7 million, or 5.8 percent, from the first quarter of 2005, primarily driven by a $3.2 million increase in the banking segment of which $2.2 million was attributed to branch expansion.

Occupancy and equipment expenses increased $2.7 million, or 10.5 percent, from the first quarter of 2005, primarily due to $1.4 million associated with branch expansion.

Operating lease depreciation increased $1.7 million from the first quarter of 2005, primarily driven by a $41.4 million increase in average operating lease balances in TCF’s leasing and equipment finance subsidiaries.

Other expenses increased $2.9 million, or 9.8 percent, from the first quarter of 2005, primarily driven by a $976 thousand increase related to branch expansion, an $803 thousand increase in card processing and issuance expenses related to the increase in card transactions and $700 thousand in one-time expenses related to the sale of TCF’s mortgage servicing portfolio.

	Three Months Ended
	March 31,		Change
($ in thousands)	2006	2005	$	%

Compensation and employee benefits	$86,168	$81,451	$4,717	5.8%
Occupancy and equipment	28,051	25,379	2,672	10.5
Advertising and promotions	5,716	6,247	(531)	(8.5)
Deposit account losses	4,013	3,567	446	12.5
Operating lease depreciation	3,163	1,492	1,671	112.0
Other	32,813	29,881	2,932	9.8
Total non-interest expense	$159,924	$148,017	$11,907	8.0

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Credit Quality

At March 31, 2006, TCF’s allowance for loan and lease losses totaled $59.4 million, or .56 percent of loans and leases, compared with $60.4 million, or .59 percent, at December 31, 2005.  The provision for credit losses for 2006 was $1.5 million, up $4.9 million from the first quarter of 2005, primarily due to a $3.3 million commercial business loan recovery recorded in the first quarter of 2005.  Net loan and lease charge-offs in the first quarter of 2006 were $2.5 million, or .10 percent (annualized) of average loans and leases, compared with net loan and lease recoveries of $441 thousand, or .02 percent (annualized) for the same 2005 period.

At March 31, 2006, TCF’s over-30-day delinquency rate was .35 percent, down from .43 percent at December 31, 2005.  Non-accrual loans and leases were $30.8 million, or .29 percent of net loans and leases, at March 31, 2006, compared with $29.6 million, or .29 percent, at December 31, 2005.  Total non-performing assets were $51.5 million, or .37 percent of total assets, at March 31, 2006, up from $47.4 million, or .35 percent, at December 31, 2005.  The increase in non-accrual loans and leases from December 31, 2005 was primarily due to commercial real estate loans, partially offset by a decrease in consumer home equity loans.

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	Three Months Ended
	March 31,
($ in thousands)	2006		2005
Allowance for loan and lease losses:
Balance at beginning of period	$60,396		$79,878
Net (charge-offs) recoveries:
Consumer home equity and other	(1,439)		(1,308)
Commercial real estate	(69)		(37)
Commercial business	(154)		2,436
Leasing and equipment finance	(831)		(614)
Residential real estate	(32)		(36)
Total	(2,525)		441
Provision for credit losses	1,507		(3,436)
Balance at end of period	$59,378		$76,883

Key Indicators:
Allowance for loans and leases as a percentage of total loans and leases	.56%		.80%

Annualized net charge-offs (recoveries) as a percentage of average loans and leases	.10%		(.02)%

Period-end allowance as a multiple of annualized net charge-offs	5.9	X	N.M.

Income before income taxes and provision for loan losses as a multiple of net charge-offs	35.2	X	N.M.

N.M. Not Meaningful.

Income Taxes

TCF’s income tax expense was $29 million for the first quarter of 2006, or 33.26 percent of income before income tax expense, down from $33.1 million, or 34.25 percent, for the comparable 2005 period.  The lower effective income tax rate in the first quarter of 2006 compared with the first quarter of 2005 is primarily due to lower estimated state and local income taxes.

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Capital

During the first quarter of 2006, TCF Bank issued $75 million of subordinated notes due in 2016.  The notes bear interest at a fixed rate of 5.50 percent until maturity.  The notes qualify as Tier 2 or supplementary capital for regulatory purposes, subject to certain limitations.  Also, during the first quarter of 2006, TCF repurchased 2.4 million shares of its common stock at an average cost of $25.27 per share.  TCF has 4.3 million shares remaining in its stock repurchase program authorized by its Board of Directors.

	At March 31,		At March 31,
($ in thousands, except per-share data)	2006		2005

Stockholders’ equity	$968,300		$926,343
Stockholders’ equity to total assets	7.00%		7.28%
Book value per common share	$7.35		$6.85

Total risk-based capital	$1,110,762	10.91%	$987,455	10.90%
Total risk-based capital “well-capitalized” requirement	1,017,778	10.00	905,771	10.00
Excess risk-based capital over “well-capitalized” requirement	92,984.91		81,684.90

Website Information

A live webcast of TCF’s conference call to discuss first quarter earnings will be hosted at TCF’s website, www.tcfexpress.com, on April 19, 2006 at 10:00 a.m., CDT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $13.8 billion in assets.  TCF has 452 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, securities brokerage, and investments and insurance sales.

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Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; an inability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments; adverse findings in tax audits or regulatory examinations; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios, including declines in commercial or residential real estate values; imposition of vicarious liability on TCF as lessor in its leasing operations; denial of insurance coverage for claims made by TCF; technological, computer-related or operational difficulties or loss or theft of information; adverse changes in securities markets; and results of litigation, including reductions in card revenues resulting from litigation brought by various merchants or merchant organizations against Visa; or other significant uncertainties.  Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	March 31,
	2006	2005	$ Change	% Change
Interest income:
Loans and leases	$176,983	$146,544	$30,439	20.8%
Securities available for sale	23,699	21,495	2,204	10.3
Education loans held for sale	4,347	2,254	2,093	92.9
Investments	677	1,052	(375)	(35.6)
Total interest income	205,706	171,345	34,361	20.1
Interest expense:
Deposits	39,847	15,938	23,909	150.0
Borrowings	34,691	26,354	8,337	31.6
Total interest expense	74,538	42,292	32,246	76.2
Net interest income	131,168	129,053	2,115	1.6
Provision for credit losses	1,507	(3,436)	4,943	N.M.
Net interest income after provision for credit losses	129,661	132,489	(2,828)	(2.1)
Non-interest income:
Fees and service charges	61,555	57,938	3,617	6.2
Card revenue	21,262	17,642	3,620	20.5
ATM revenue	9,099	9,732	(633)	(6.5)
Investments and insurance revenue	2,488	2,853	(365)	(12.8)
Subtotal	94,404	88,165	6,239	7.1
Leasing and equipment finance	11,915	10,693	1,222	11.4
Other	11,180	7,957	3,223	40.5
Fees and other revenue	117,499	106,815	10,684	10.0
Gains on sales of securities available for sale	—	5,239	(5,239)	(100.0)
Total non-interest income	117,499	112,054	5,445	4.9
Non-interest expense:
Compensation and employee benefits	86,168	81,451	4,717	5.8
Occupancy and equipment	28,051	25,379	2,672	10.5
Advertising and promotions	5,716	6,247	(531)	(8.5)
Deposit account losses	4,013	3,567	446	12.5
Other	35,976	31,373	4,603	14.7
Total non-interest expense	159,924	148,017	11,907	8.0
Income before income tax expense	87,236	96,526	(9,290)	(9.6)
Income tax expense	29,014	33,061	(4,047)	(12.2)
Net income	$58,222	$63,465	$(5,243)	(8.3)

Net income per common share:
Basic	$.45	$.47	$(.02)	(4.3)
Diluted	$.45	$.47	$(.02)	(4.3)

Dividends declared per common share	$.23	$.2125	$.0175	8.2

Average common and common equivalent shares outstanding (in thousands):
Basic	130,282	133,990	(3,708)	(2.8)
Diluted	130,447	134,392	(3,945)	(2.9)

N.M. Not Meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2006	2005	2005	2005	2005
ASSETS

Cash and due from banks	$330,891	$374,701	$323,996	(11.7)%	2.1%
Investments	72,082	79,943	105,404	(9.8)	(31.6)
Securities available for sale	1,816,135	1,648,615	1,785,520	10.2	1.7
Education loans held for sale	234,324	229,820	215,991	2.0	8.5
Loans and leases:
Consumer home equity and other	5,369,300	5,187,584	4,601,418	3.5	16.7
Commercial real estate	2,394,722	2,297,500	2,193,513	4.2	9.2
Commercial business	470,117	435,233	409,219	8.0	14.9
Leasing and equipment finance	1,575,483	1,503,794	1,397,959	4.8	12.7
Subtotal	9,809,622	9,424,111	8,602,109	4.1	14.0
Residential real estate	732,912	770,441	950,469	(4.9)	(22.9)
Total loans and leases	10,542,534	10,194,552	9,552,578	3.4	10.4
Allowance for loan and lease losses	(59,378)	(60,396)	(76,883)	1.7	22.8
Net loans and leases	10,483,156	10,134,156	9,475,695	3.4	10.6
Premises and equipment	375,679	365,146	328,081	2.9	14.5
Goodwill	152,599	152,599	152,599	—	—
Other assets	367,457	380,380	345,922	(3.4)	6.2
	$13,832,323	$13,365,360	$12,733,208	3.5	8.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$4,448,688	$4,279,853	$4,020,601	3.9	10.6
Savings	2,360,246	2,238,204	2,063,415	5.5	14.4
Money market	637,212	677,017	625,511	(5.9)	1.9
Subtotal	7,446,146	7,195,074	6,709,527	3.5	11.0
Certificates of deposit	2,128,723	1,915,620	1,685,486	11.1	26.3
Total deposits	9,574,869	9,110,694	8,395,013	5.1	14.1
Short-term borrowings	346,528	472,126	878,390	(26.6)	(60.5)
Long-term borrowings	2,688,131	2,511,010	2,098,878	7.1	28.1
Total borrowings	3,034,659	2,983,136	2,977,268	1.7	1.9
Accrued expenses and other liabilities	254,495	273,058	434,584	(6.8)	(41.4)
Total liabilities	12,864,023	12,366,888	11,806,865	4.0	9.0
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 184,220,375; 184,386,193 and 184,477,297 shares issued	1,842	1,844	1,845	(.1)	(.2)
Additional paid-in capital	468,968	497,270	497,736	(5.7)	(5.8)
Retained earnings, subject to certain restrictions	1,564,207	1,536,611	1,420,258	1.8	10.1
Accumulated other comprehensive loss	(38,121)	(21,215)	(14,756)	(79.7)	(158.3)
Treasury stock at cost, 52,397,230; 50,609,970 and 49,208,234 shares, and other	(1,028,596)	(1,016,038)	(978,740)	(1.2)	(5.1)
Total stockholders’ equity	968,300	998,472	926,343	(3.0)	4.5
	$13,832,323	$13,365,360	$12,733,208	3.5	8.6

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses:

	At or For the Three Months Ended March 31, 2006			At or For the Year Ended December 31, 2005
		Allowance			Allowance	Net Charge-offs
		as a % of	Net Charge-offs (1)		as a % of	(Recoveries)
	Allowance	Portfolio	$ %	Allowance	Portfolio	$	%
Consumer home equity and other	$16,828.31%		$1,439.11%	$16,643.32%		$5,210.11%
Commercial real estate	22,146.92		69.01	21,222.92		(8)	—
Commercial business	6,587	1.40	154.14	6,602	1.52	(2,173)	(.51)
Leasing and equipment finance	13,264.84		831.22	15,313	1.02	21,384	1.50
Residential real estate	553.08		32.02	616.08		91.01
Total	$59,378.56		$2,525.10	$60,396.59		$24,504.25

Non-performing assets:

	At	At	At	Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2006	2005	2005	2005	2005
Non-accrual loans and leases:
Consumer home equity and other	$12,631	$18,410	$10,772	$(5,779)	$1,859
Commercial real estate	7,010	188	927	6,822	6,083
Commercial business	2,105	2,207	2,940	(102)	(835)
Leasing and equipment finance	7,798	6,434	27,706	1,364	(19,908)
Residential real estate	1,221	2,409	2,586	(1,188)	(1,365)
Total non-accrual loans and leases	30,765	29,648	44,931	1,117	(14,166)
Other real estate owned:
Residential real estate	17,779	14,877	12,890	2,902	4,889
Commercial real estate	2,957	2,834	5,568	123	(2,611)
Total other real estate owned	20,736	17,711	18,458	3,025	2,278
Total non-performing assets	$51,501	$47,359	$63,389	$4,142	$(11,888)

Over 30-day delinquency data (2):

	At March 31,		At December 31,		At March 31,
	2006		2005		2005
	Principal	% of	Principal	% of	Principal	% of
	Balances	Portfolio	Balances	Portfolio	Balances	Portfolio
Consumer home equity and other	$20,087.37%			$18,556.36%	$15,045.33%
Commercial real estate	3,011.13		10,038.44		349.02
Commercial business	124.03		819.19		1,072.26
Leasing and equipment finance	6,059.39		6,182.41		6,962.51
Residential real estate	7,669	1.05	8,009	1.04	9,114.96
Total	$36,950.35		$43,604.43		$32,542.34

Potential Problem Loans and Leases (3):

	At	At	At	Change from
	March 31,	December 31,	March 31,	December 31,	March 31,
	2006	2005	2005	2005	2005
Commercial real estate	$48,360	$35,341	$37,114	$13,019	$11,246
Commercial business	10,026	11,793	18,307	(1,767)	(8,281)
Leasing and equipment finance	8,348	7,648	12,200	700	(3,852)
	$66,734	$54,782	$67,621	$11,952	$(887)

(1)         Annualized.

(2)         Excludes non-accrual loans and leases.

(3)         Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2006			2005
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments	$70,655	$677	3.86%	$106,006	$1,052	4.01%
Securities available for sale	1,781,586	23,699	5.32	1,663,412	21,495	5.17
Education loans held for sale	281,185	4,347	6.27	207,430	2,254	4.41
Loans and leases:
Consumer home equity:
Fixed- and adjustable-rate	3,350,168	55,522	6.72	1,755,164	29,144	6.73
Variable-rate	1,865,549	37,724	8.20	2,701,729	42,725	6.41
Consumer - other	34,833	793	9.23	36,046	785	8.83
Total consumer home equity and other	5,250,550	94,039	7.26	4,492,939	72,654	6.56
Commercial real estate:
Fixed- and adjustable-rate	1,569,078	23,926	6.18	1,327,160	20,067	6.13
Variable-rate	760,501	13,468	7.18	841,176	10,869	5.24
Total commercial real estate	2,329,579	37,394	6.51	2,168,336	30,936	5.79
Commercial business:
Fixed- and adjustable-rate	115,745	1,749	6.13	74,968	1,044	5.65
Variable-rate	333,619	5,635	6.85	332,555	4,117	5.02
Total commercial business	449,364	7,384	6.66	407,523	5,161	5.14
Leasing and equipment finance	1,533,034	27,286	7.12	1,389,541	23,791	6.85
Subtotal	9,562,527	166,103	7.03	8,458,339	132,542	6.34
Residential real estate	751,782	10,880	5.80	984,764	14,002	5.70
Total loans and leases	10,314,309	176,983	6.94	9,443,103	146,544	6.27
Total interest-earning assets	12,447,735	205,706	6.68	11,419,951	171,345	6.06

Other assets	1,162,959			1,074,025

Total assets	$13,610,694			$12,493,976

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,554,008			$1,571,741
Small business	590,240			547,060
Commercial and custodial	282,408			313,634
Total non-interest bearing deposits	2,426,656			2,432,435
Interest-bearing deposits:
Premier checking	938,055	7,031	3.04	459,385	2,105	1.86
Other checking	909,960	556.25		1,089,541	363.14
Subtotal	1,848,015	7,587	1.67	1,548,926	2,468.65
Premier savings	780,046	7,299	3.79	281,529	1,651	2.38
Other savings	1,440,818	3,114.88		1,606,560	1,645.42
Subtotal	2,220,864	10,413	1.90	1,888,089	3,296.71
Money market	669,602	3,546	2.15	647,197	1,071.67
Subtotal	4,738,481	21,546	1.84	4,084,212	6,835.68
Certificates of deposit	2,005,639	18,301	3.70	1,592,682	9,103	2.32
Total interest-bearing deposits	6,744,120	39,847	2.40	5,676,894	15,938	1.14
Total deposits	9,170,776	39,847	1.76	8,109,329	15,938.80

Borrowings:
Short-term borrowings	674,868	7,503	4.51	974,853	6,080	2.53
Long-term borrowings	2,481,793	27,188	4.44	2,115,369	20,274	3.88
Total borrowings	3,156,661	34,691	4.45	3,090,222	26,354	3.46

Total deposits and borrowings	12,327,437	74,538	2.45	11,199,551	42,292	1.53

Other liabilities	305,672			360,362

Total liabilities	12,633,109			11,559,913

Stockholders’ equity	977,585			934,063

Total liabilities and stockholders’ equity	$13,610,694			$12,493,976

Net interest income and margin		$131,168	4.25%		$129,053	4.56%

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2006	2005	2005	2005	2005
Interest income:
Loans and leases	$176,983	$171,436	$163,178	$155,014	$146,544
Securities available for sale	23,699	20,766	17,893	21,325	21,495
Education loans held for sale	4,347	3,342	2,759	2,566	2,254
Investments	677	841	463	1,094	1,052
Total interest income	205,706	196,385	184,293	179,999	171,345
Interest expense:
Deposits	39,847	34,283	26,539	20,646	15,938
Borrowings	34,691	32,820	29,684	28,068	26,354
Total interest expense	74,538	67,103	56,223	48,714	42,292
Net interest income	131,168	129,282	128,070	131,285	129,053
Provision for credit losses	1,507	3,637	3,394	1,427	(3,436)
Net interest income after provision for credit losses	129,661	125,645	124,676	129,858	132,489
Non-interest income:
Fees and service charges	61,555	67,716	70,315	66,755	57,938
Card revenue	21,262	21,419	21,025	19,717	17,642
ATM revenue	9,099	9,557	10,646	10,795	9,732
Investments and insurance revenue	2,488	2,339	2,682	2,791	2,853
Subtotal	94,404	101,031	104,668	100,058	88,165
Leasing and equipment finance	11,915	15,405	10,197	11,092	10,693
Other	11,180	8,590	7,752	2,051	7,957
Fees and other revenue	117,499	125,026	122,617	113,201	106,815
Gains on sales of securities available for sale	—	—	995	4,437	5,239
Total non-interest income	117,499	125,026	123,612	117,638	112,054
Non-interest expense:
Compensation and employee benefits	86,168	82,700	80,402	81,973	81,451
Occupancy and equipment	28,051	27,819	25,931	24,771	25,379
Advertising and promotions	5,716	6,088	6,578	6,778	6,247
Deposit account losses	4,013	6,607	6,591	3,708	3,567
Other	35,976	35,264	34,411	32,950	31,373
Total non-interest expense	159,924	158,478	153,913	150,180	148,017
Income before income tax expense	87,236	92,193	94,375	97,316	96,526
Income tax expense	29,014	26,653	28,889	26,675	33,061
Net income	$58,222	$65,540	$65,486	$70,641	$63,465

Net income per common share:
Basic	$.45	$.50	$.50	$.53	$.47
Diluted	$.45	$.50	$.50	$.53	$.47

Dividends declared per common share	$.23	$.2125	$.2125	$.2125	$.2125

Financial Ratios:

Return on average assets (1)	1.71%	2.01%	2.07%	2.22%	2.03%
Return on average common equity (1)	23.82	27.09	27.41	30.23	27.18
Net interest margin (1)	4.25	4.31	4.43	4.53	4.56
Net charge-offs (recoveries) as a percentage of average loans and leases (1)	.10	.09	.85	.08	(.02)
Average total equity to average assets	7.18	7.40	7.56	7.36	7.48

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2006	2005	2005	2005	2005
ASSETS

Cash and due from banks	$332,293	$346,555	$346,065	$331,110	$332,800
Investments	70,655	83,027	91,355	101,305	106,006
Securities available for sale	1,781,586	1,577,967	1,393,742	1,646,986	1,663,412
Education loans held for sale	281,185	230,623	206,850	213,279	207,430
Loans and leases:
Consumer home equity:
Fixed- and adjustable-rate	3,350,168	2,944,673	2,454,762	2,048,035	1,755,164
Variable-rate	1,865,549	2,120,363	2,392,934	2,594,538	2,701,729
Consumer - other	34,833	34,544	34,469	34,012	36,046
Total consumer home equity and other	5,250,550	5,099,580	4,882,165	4,676,585	4,492,939
Commercial real estate:
Fixed- and adjustable-rate	1,569,078	1,451,488	1,398,340	1,365,132	1,327,160
Variable-rate	760,501	809,855	822,223	834,876	841,176
Total commercial real estate	2,329,579	2,261,343	2,220,563	2,200,008	2,168,336
Commercial business:
Fixed- and adjustable-rate	115,745	106,974	85,611	73,654	74,968
Variable-rate	333,619	321,436	348,030	359,269	332,555
Total commercial business	449,364	428,410	433,641	432,923	407,523
Leasing and equipment finance	1,533,034	1,461,491	1,428,653	1,412,520	1,389,541
Subtotal	9,562,527	9,250,824	8,965,022	8,722,036	8,458,339
Residential real estate	751,782	792,245	849,069	919,379	984,764
Total loans and leases	10,314,309	10,043,069	9,814,091	9,641,415	9,443,103
Allowance for loan and lease losses	(59,488)	(59,509)	(76,207)	(76,774)	(79,918)
Net loans and leases	10,254,821	9,983,560	9,737,884	9,564,641	9,363,185
Premises and equipment	372,746	358,505	345,641	333,614	328,336
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	364,809	336,464	357,401	358,499	340,208
	$13,610,694	$13,069,300	$12,631,537	$12,702,033	$12,493,976

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,554,008	$1,492,418	$1,539,893	$1,589,015	$1,571,741
Small business	590,240	623,310	600,374	571,701	547,060
Commercial and custodial	282,408	295,910	325,025	311,463	313,634
Total non-interest bearing deposits	2,426,656	2,411,638	2,465,292	2,472,179	2,432,435
Interest-bearing deposits:
Premier checking	938,055	827,742	694,835	580,093	459,385
Other checking	909,960	936,517	1,004,507	1,075,421	1,089,541
Subtotal	1,848,015	1,764,259	1,699,342	1,655,514	1,548,926
Premier savings	780,046	640,444	436,690	345,567	281,529
Other savings	1,440,818	1,475,505	1,549,451	1,603,720	1,606,560
Subtotal	2,220,864	2,115,949	1,986,141	1,949,287	1,888,089
Money market	669,602	649,123	632,293	633,762	647,197
Subtotal	4,738,481	4,529,331	4,317,776	4,238,563	4,084,212
Certificates of deposit	2,005,639	1,886,787	1,770,805	1,707,919	1,592,682
Total interest-bearing deposits	6,744,120	6,416,118	6,088,581	5,946,482	5,676,894
Total deposits	9,170,776	8,827,756	8,553,873	8,418,661	8,109,329
Borrowings:
Short-term borrowings	674,868	739,372	1,037,240	920,471	974,853
Long-term borrowings	2,481,793	2,207,711	1,757,968	2,075,264	2,115,369
Total borrowings	3,156,661	2,947,083	2,795,208	2,995,735	3,090,222
Accrued expenses and other liabilities	305,672	326,693	326,976	352,861	360,362
Total liabilities	12,633,109	12,101,532	11,676,057	11,767,257	11,559,913
Stockholders’ equity:
Common stock	1,843	1,844	1,844	1,845	1,846
Additional paid-in capital	469,062	496,442	496,496	497,810	503,762
Retained earnings	1,541,523	1,510,336	1,473,273	1,431,903	1,394,163
Accumulated other comprehensive loss	(24,638)	(24,157)	(3,104)	(1,992)	(4,139)
Treasury stock at cost and other	(1,010,205)	(1,016,697)	(1,013,029)	(994,790)	(961,569)
	977,585	967,768	955,480	934,776	934,063
	$13,610,694	$13,069,300	$12,631,537	$12,702,033	$12,493,976

Supplemental Information:
Securities available for sale	$1,781,586	$1,577,967	$1,393,742	$1,646,986	$1,663,412
Residential real estate loans	751,782	792,245	849,069	919,379	984,764
Total securities available for sale and residential real estate loans	$2,533,368	$2,370,212	$2,242,811	$2,566,365	$2,648,176

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Mar. 31,	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,
	2006	2005	2005	2005	2005
ASSETS

Investments	3.86%	4.03%	2.02%	4.33%	4.01%
Securities available for sale	5.32	5.26	5.14	5.18	5.17
Education loans held for sale	6.27	5.75	5.29	4.83	4.41
Loans and leases:
Consumer home equity:
Fixed- and adjustable-rate	6.72	6.66	6.68	6.72	6.73
Variable-rate	8.20	7.68	7.22	6.77	6.41
Consumer - other	9.23	9.58	9.38	9.19	8.83
Total consumer home equity and other	7.26	7.11	6.96	6.77	6.56
Commercial real estate:
Fixed- and adjustable-rate	6.18	6.16	6.15	6.14	6.13
Variable-rate	7.18	6.75	6.27	5.72	5.24
Total commercial real estate	6.51	6.38	6.20	5.98	5.79
Commercial business:
Fixed- and adjustable-rate	6.13	5.90	5.88	5.75	5.65
Variable-rate	6.85	6.41	6.02	5.56	5.02
Total commercial business	6.66	6.29	5.99	5.59	5.14
Leasing and equipment finance	7.12	7.00	6.74	6.83	6.85
Subtotal	7.03	6.87	6.69	6.52	6.34
Residential real estate	5.80	5.73	5.73	5.71	5.70
Total loans and leases	6.94	6.78	6.61	6.44	6.27

Total interest-earning assets	6.68	6.54	6.37	6.22	6.06

LIABILITIES

Interest-bearing deposits:
Premier checking	3.04	2.97	2.66	2.04	1.86
Other checking	.25	.23	.23	.21	.14
Subtotal	1.67	1.52	1.23	.85	.65
Premier savings	3.79	3.66	3.21	2.51	2.38
Other savings	.88	.81	.67	.53	.42
Subtotal	1.90	1.67	1.23	.88	.71
Money market	2.15	1.78	1.31	.99	.67
Subtotal	1.84	1.63	1.24	.89	.68
Certificates of deposit	3.70	3.30	2.93	2.65	2.32
Total interest-bearing deposits	2.40	2.12	1.73	1.39	1.14

Total deposits	1.76	1.54	1.23	.98	.80

Borrowings:
Short-term borrowings	4.51	4.09	3.52	3.01	2.53
Long-term borrowings	4.44	4.53	4.62	4.09	3.88
Total borrowings	4.45	4.42	4.22	3.76	3.46

Total interest-bearing liabilities	2.45	2.26	1.97	1.71	1.53

Net interest margin	4.25%	4.31%	4.43%	4.53%	4.56%

(1)  Annualized.

###